OMB APPROVAL

OMB Number:	3235-0059
Expires:	January 31, 2008
Estimated average burden hours per response	14.75

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Online Resources Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

SEC 1913 (11-01)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

ONLINE RESOURCES CORPORATION
4795 Meadow Wood Lane, Suite 300
Chantilly, VA 20151
April 3, 2006
Dear Stockholder:
      On behalf of the Board of Directors and management, I cordially invite you to attend our 2006 Annual Meeting of Stockholders to be held at 2:00 P.M. (EDT) on Thursday, May 4, 2006 at the Harvard Club of New York, 27 West 44th Street, New York, NY 10036. The attached notice of annual meeting and proxy statement describe the business we will conduct at the meeting and provide information about Online Resources Corporation that you should consider when you vote your shares.
      When you have finished reading the proxy statement, please promptly vote your shares by marking, signing, dating and returning the proxy card in the enclosed envelope. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting, whether or not you can attend.

Sincerely,

Matthew P. Lawlor
Chairman of the Board and
Chief Executive Officer

ONLINE RESOURCES CORPORATION
4795 Meadow Wood Lane, Suite 300
Chantilly, VA 20151
NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS
The Stockholders of Online Resources Corporation:
Notice is hereby given that the Annual Stockholders Meeting of Online Resources Corporation (the “Company”) will be held on Thursday, May 4, 2006, at 2:00 P.M. (EDT) at the Harvard Club of New York, 27 West 44th Street, New York, NY 10036, for the following purposes:

1.	To elect two Directors to serve three-year terms expiring in 2009.

2.	To ratify the appointment of Ernst & Young LLP as the company’s independent registered public accountants for the year ending December 31, 2006.

3.	To consider any other business that is properly presented at the meeting.
WHO MAY VOTE:
      Stockholders of record at the close of business on March 23, 2006 are the only stockholders entitled to notice of and to vote at the Annual Stockholders Meeting. A list of stockholders of record will be available at the meeting and, during the 10 days prior to the meeting, at the office of our Secretary at 4795 Meadow Wood Lane, Suite 300, Chantilly, VA 20151.

BY ORDER OF THE BOARD OF DIRECTORS

Catherine A. Graham
Executive Vice President,
Chief Financial Officer and Secretary
Dated April 3, 2006

ONLINE RESOURCES CORPORATION
4795 Meadow Wood Lane, Suite 300
Chantilly, VA 20151
703-653-3100

PROXY STATEMENT FOR ONLINE RESOURCES CORPORATION
2006 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION ABOUT THE ANNUAL MEETING
Why Did You Send Me this Proxy Statement?
      We sent you this proxy statement and the enclosed proxy card because Online Resources Corporation’s Board of Directors is soliciting your proxy to vote at the 2006 annual meeting of stockholders and any adjournments of the meeting. This proxy statement summarizes the information you need to know to vote at the annual meeting.
      On April 3, 2006, we began sending this proxy statement, the attached notice of annual meeting and the enclosed proxy card to all stockholders entitled to vote at the meeting. Although not part of this proxy statement, we are also sending our 2005 annual report, which includes our financial statements for the fiscal year ended December 31, 2005. You can also find a copy of our 2005 Annual Report on Form 10-K on the Internet through the SEC’s electronic data system called EDGAR at www.sec.gov or through the Investor Relations section of our website at www.orcc.com.
Who Can Vote?
      Only stockholders who owned Online Resources Corporation common stock at the close of business on March 23, 2006 are entitled to vote at the annual meeting. On this record date, there were 25,398,804 shares of Online Resources Corporation common stock outstanding and entitled to vote. Online Resources Corporation common stock is our only class of voting stock.
      You do not need to attend the annual meeting to vote your shares. Shares represented by valid proxies, received in time for the meeting and not revoked prior to the meeting, will be voted at the meeting. A stockholder may revoke a proxy before the proxy is voted by delivering to our Secretary a signed statement of revocation or a duly executed proxy card bearing a later date. Any stockholder who has executed a proxy card but attends the meeting in person may revoke the proxy and vote at the meeting.
How Many Votes Do I Have?
      Each share of Online Resources Corporation common stock that you own entitles you to one vote.
How Do I Vote?
      Whether you plan to attend the annual meeting or not, we urge you to vote by proxy. Voting by proxy will not affect your right to attend the annual meeting. If your shares are registered directly in your name through our stock transfer agent, American Stock Transfer and Trust Company, or you have stock certificates, you may vote:

•	By mail. Complete and mail the enclosed proxy card in the enclosed postage prepaid envelope. Your proxy will be voted in accordance with your instructions. If you sign the proxy card but do not specify how you want your shares voted, they will be voted as recommended by our Board of Directors.

•	By Internet or by telephone. Follow the instructions attached to the proxy card to vote by Internet or telephone.

•	In person at the meeting. If you attend the meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.
      If your shares are held in “street name” (held in the name of a bank, broker or other nominee), you must provide the bank, broker or other nominee with instructions on how to vote your shares and can do so as follows:

•	By Internet or by telephone. Follow the instructions you receive from your broker to vote by Internet or telephone.

•	By mail. You will receive instructions from your broker or other nominee explaining how to vote your shares.

•	In person at the meeting. Contact the broker or other nominee who holds your shares to obtain a broker’s proxy card and bring it with you to the meeting. You will not be able to vote at the meeting unless you have a proxy card from your broker.
How Does the Board of Directors Recommend That I Vote on the Proposals?
      The Board of Directors recommends that you vote as follows:

•	“FOR” the election of the nominees for Director; and

•	“FOR” ratification of the selection of our independent auditors for our year ending December 31, 2006.
      If any other matter is presented at the annual meeting, the proxy card provides that your shares will be voted by the proxy holder listed on the proxy card in accordance with his or her best judgment. At the time this proxy statement was printed, we knew of no matters that are to be acted on at the annual meeting, other than those discussed in this proxy statement.
May I Revoke My Proxy?
      If you give us your proxy, you may revoke it at any time before the meeting. You may revoke your proxy in any one of the following ways:

•	signing a new proxy card and submitting it as instructed above;

•	if your shares are held in street name, re-voting by Internet or by telephone as instructed above, only your latest Internet or telephone vote will be counted;

•	notifying Online Resources Corporation’s Secretary in writing before the annual meeting that you have revoked your proxy; or

•	attending the meeting in person and voting in person. Attending the meeting in person will not in and of itself revoke a previously submitted proxy unless you specifically request it.
What if I Receive More Than One Proxy Card?
      You may receive more than one proxy card or voting instruction form if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described under “How Do I Vote?” for each account to ensure that all of your shares are voted.
Will My Shares be Voted if I Do Not Return My Proxy Card?
      If your shares are registered in your name or if you have stock certificates, they will not be voted if you do not return your proxy card by mail or vote at the meeting as described above under “How Do I Vote?”
      If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above under “How Do I Vote?,” the bank, broker or other nominee has the authority to vote your unvoted shares on both Proposals 1 and 2 even if it does not receive instructions from you. We encourage you to provide voting instructions. This ensures your shares will be voted at the meeting in the manner you desire. If your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority, this is referred to as a “broker non-vote.”
What Vote is Required to Approve Each Proposal and How are Votes Counted?

Proposal 1: Elect Directors	The nominees for Director who receive the most votes (also known as a “plurality” of the votes) will be elected. Abstentions are not counted for purposes of electing Directors. You may vote either FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one or more of the nominees. Votes that are withheld will not be included in the vote tally for the election of Directors. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name for the election of Directors. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote.

Proposal 2: Ratify Selection of Auditors	The affirmative vote of a majority of the votes present or represented by proxy and entitled to vote at the annual meeting is required to ratify the selection of independent auditors. Abstentions will be treated as votes against this proposal. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to select our independent accountants; however, if our stockholders do not ratify the selection of Ernst & Young LLP as our independent accountants for 2006, the Audit Committee of our Board of Directors will reconsider its selection.
Is Voting Confidential?
      We will keep all the proxy cards, ballots and voting tabulations private. We only let our Inspectors of Election and American Stock Transfer and Trust Company, our transfer agent, examine these documents. We will not disclose your vote to management unless it is necessary to meet legal requirements. We will, however, forward to management any written comments you make, on the proxy card or elsewhere. Our practice is not to attribute a stockholder’s identity to their comments.
What Are the Costs of Soliciting these Proxies?
      We will pay all of the costs of soliciting these proxies, including expenses in connection with preparing and mailing this proxy statement. We have retained Automatic Data Processing, Inc. to assist our Board of Directors in the distribution of proxy materials for a fee of $17,500, plus reimbursement of out-of-pocket expenses. Automatic Data Processing, Inc. will reimburse brokerage firms and other persons representing beneficial owners of our common stock for their expenses in forwarding proxy materials to such beneficial owners, and we will reimburse Automatic Data Processing, Inc. for the expenses. Our Directors and employees also may solicit proxies using the Internet, telephone, fax, email or in person. We will not pay our employees and Directors any additional compensation for these services.

What Constitutes a Quorum for the Meeting?
      The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock at the record date is necessary to constitute a quorum at the meeting. Votes of stockholders of record who are present at the meeting in person or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.
Attending the Annual Meeting
      The annual meeting will be held at 2:00 P.M. (EDT) on Thursday, May 4, 2006 at the Harvard Club of New York, 27 West 44th Street, New York, NY 10036. When you arrive at the Harvard Club of New York, signs will direct you to the appropriate meeting rooms. You need not attend the annual meeting in order to vote.
Voting
      To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the annual meeting in person. If you attend the annual meeting, you may also submit your vote in person, and any previous votes that you submitted, will be superseded by the vote that you cast at the annual meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 10, 2006 for (a) the executive officers named in the Summary Compensation Table set forth elsewhere in this proxy statement, (b) each of our Directors and Director nominees, (c) all of our current Directors and executive officers as a group and (d) each stockholder known by us to own beneficially more than 5% of our common stock. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. We deem shares of common stock that may be acquired by an individual or group within 60 days of March 10, 2006 pursuant to the exercise of options or warrants or the conversion of other securities to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Except as indicated in footnotes to this table, we believe that the owners of our common stock named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these stockholders. Percentage of ownership is based on 25,372,966 shares of common stock outstanding on March 10, 2006.

	Shares Beneficially
	Owned(1)

Name and Address**	Number	Percent

Century Capital Management LLC(2) 100 Federal Street Boston, MA 02110	1,343,507	5.1%
Federated Investors, Inc.(3) Federated Investors Tower Pittsburgh, PA 15222-3779	3,090,118	11.7%
Oberweis Asset Management, Inc.(4) 3333 Warrenville Road, Suite 500 Lisle, IL 60532	1,461,134	5.5%
RS Investment Management Co. LLC(5) 388 Market Street, Suite 1700 San Francisco, CA 94111	1,610,932	6.1%
Matthew P. Lawlor(6)	1,585,889	6.0%
Stephen S. Cole(7)	4,714	*
Edward E. Furash(8)	13,904	*
Michael H. Heath(9)	67,851	*
Ervin R. Shames(10)	61,816	*
Joseph J. Spalluto(11)	66,545	*
William H. Washecka(12)	8,790	*
Barry D. Wessler(13)	40,185	*
Raymond T. Crosier(14)	414,875	1.6%
Catherine A. Graham(15)	118,716	*
All directors and current executive officers as a group (10 persons)(16)	2,383,285	9.0%

*	Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.

**	Addresses are given for beneficial owners of more than 5% of the outstanding common stock only. Addresses for our Directors and executive officers is c/o Online Resources Corporation, 4795 Meadow Wood Lane, Suite 300, Chantilly, VA 20151.

(1)	Attached to each share of common stock is a preferred share purchase right to acquire one one-hundredth of a share of our series B junior participating preferred stock, par value $0.01 per share, which preferred share purchase rights are not presently exercisable.

(2)	This information is based solely on a Schedule 13G filed by Century Capital Management LLC with the Securities and Exchange Commission on February 9, 2006. Century Capital Management LLC, in its capacity as investment advisor, may be deemed the beneficial owner of these shares, which are owned by investment advisory client(s). To our knowledge no such client is known to have such right or power with respect to more than five percent of the common stock outstanding.

(3)	This information is based solely on a Schedule 13G filed by Federated Investors, Inc. with the Securities and Exchange Commission on February 13, 2006. Federated Investors, Inc. may be deemed the beneficial owner of these shares.

(4)	This information is based solely on a Schedule 13G filed by with the Securities and Exchange Commission on February 14, 2006. Oberweis Asset Management, Inc., in its capacity as investment advisor, may be deemed the beneficial owner of these shares, which are owned by investment advisory client(s). To our knowledge no such client is known to have such right or power with respect to more than five percent of the common stock outstanding.

(5)	This information is based solely on a Schedule 13G filed by with the Securities and Exchange Commission on February 10, 2006. RS Investment Management Co. LLC, in its capacity as investment advisor, may be deemed the beneficial owner of these shares, which are owned by investment advisory client(s). To our knowledge no such client is known to have such right or power with respect to more than five percent of the common stock outstanding.

(6)	Includes 447,611 shares of common stock issuable upon exercise of options to purchase common stock. Of the total shares, 25,328 shares are held by the Rosemary K. Lawlor Trust, 55,957 shares are held by the Rosemary K. Lawlor Irrevocable Trust and 55,956 shares are held by the Matthew P. Lawlor Irrevocable Trust. Mr. Lawlor disclaims beneficial ownership of the shares his irrevocable trust holds.

(7)	Includes 2,714 shares issuable upon exercise of options to purchase common stock.

(8)	Includes 12,904 shares issuable upon exercise of options to purchase common stock.

(9)	Includes 47,159 shares issuable upon the exercise of options to purchase common stock. Of the total shares, 4,158 shares are held by Ms. Heath (Mr. Heath’s wife).

(10)	Includes 49,816 shares issuable upon the exercise of options to purchase common stock.

(11)	Includes 40,270 shares issuable upon the exercise of options to purchase common stock.

(12)	Represents 8,790 shares issuable upon the exercise of options to purchase common stock.

(13)	Includes 36,176 shares issuable upon the exercise of options to purchase common stock.

(14)	Includes 333,130 shares issuable upon the exercise of options to purchase common stock. Of the total shares, 6,250, 1,150 and 1,400 shares are held of record by Deborah Crosier (Mr. Crosier’s wife), William Crosier, II (Mr. Crosier’s son) and Jennifer Crosier (Mr. Crosier’s daughter), respectively.

(15)	Represents 118,716 shares issuable upon the exercise of options to purchase common stock.

(16)	Includes 1,097,286 shares issuable upon the exercise of options to purchase common stock. See also notes 6 through 15 above for further details concerning such options.

MANAGEMENT
Nominees and Continuing Directors
      Our bylaws provide that our business is to be managed by or under the direction of our Board of Directors. The members of our Board of Directors are divided into three classes for purposes of election. Our practice has been to elect one class, representing about one-third of the members of the Board, at each annual meeting of stockholders to serve for a three-year term. Our Board of Directors currently consists of eight members, classified into three classes as follows: (1) William H. Washecka, Stephen S. Cole and Joseph J. Spalluto constitute a class with a term ending at the 2008 annual meeting; (2) Matthew P. Lawlor, Ervin R. Shames and Barry D. Wessler constitute a class with a term ending at the 2007 annual meeting and (3) Michael H. Heath and Edward E. Furash constitute a class with a term ending at the upcoming 2006 annual meeting.
      On March 1, 2006, the Board of Directors voted to nominate Michael H. Heath and Edward E. Furash for election at the annual meeting for a term of three years. If Mr. Heath and Mr, Furash are elected by the stockholders at the annual meeting to serve on the Board, they will serve until the 2009 annual meeting of stockholders, and until their successors are elected and qualified. Please note that the mandatory retirement age for the Board of Directors is 72. Mr. Furash will reach this age and retire during his elected term. Upon his retirement, the Board will nominate and elect a new Director to serve the remainder of his term, until the 2009 annual meeting of stockholders.
      Set forth below are the names of the Directors whose terms do not expire this year and the persons nominated for election to the Board of Directors at the annual meeting, their ages, their offices in the company, if any, their principal occupations or employment for the past five years, the length of their tenure as Directors and the names of other public companies in which such persons hold directorships.

Name	Age	Position

Matthew P. Lawlor	58	Chairman of the Board and Chief Executive Officer
Stephen S. Cole(1)(2)	56	Director
Edward E. Furash(1)(2)(4)	71	Director
Michael H. Heath(3)	64	Director
Ervin R. Shames(1)(4)	65	Director
Joseph J. Spalluto(2)(4)	46	Director
William H. Washecka(3)	58	Director
Barry D. Wessler(3)	62	Director

(1)	Member of the Management Development and Compensation Committee

(2)	Member of the Corporate Governance Committee

(3)	Member of the Audit Committee

(4)	Member of the Corporate Finance Committee
      Matthew P. Lawlor is a co-founder of Online Resources Corporation and has served as Chairman and Chief Executive Officer since March 1989. He formerly served with Chemical Bank (now JP Morgan Chase), where he headed a regional consumer branch division and the bank’s international equity investment company. He also founded a venture development firm and served in the White House Office of Management and Budget. Mr. Lawlor is active in industry affairs, having founded and chaired the eFinancial Enablers Council, a group of senior Internet executives whose firms serve the financial services industry. Mr. Lawlor has a BS in mechanical engineering from the University of Pennsylvania and a MBA from Harvard University.
      Stephen S. Cole has been a Director since May 2005 and since 2001 has served as the President and Chief Executive Officer of YMCA of Metropolitan Chicago. From 1986-2001, Mr. Cole was President and Chief Executive Officer of Cash Station, Inc., an electronic banking company. Previously, Mr. Cole served in a variety of management positions for 14 years at First National Bank of Chicago. He serves as a director emeritus of Electronic Funds Transfer Association. Mr. Cole received a BA from Lake Forest College.
      Edward E. Furash has been a Director since July 2003 and since 2005 has served as the Director, Vice Chairman and Chief Executive Officer of City First Bank of DC, N.A. Since 1998, Mr. Furash has served as the Chairman of Monument Financial Group, LLC, a boutique merchant banking firm specializing in financial services companies. He is co-founder and former Chairman and Chief Executive Officer of Treasury Bank, N.A., an Internet-based financial institution. He is also the founder of Furash & Company, a management consulting firm to the financial services industry. He serves on the board of advisors of the American Association of Bank Directors, and is a Director of Pennsylvania Business Bank. Mr. Furash has a BA from Harvard University and a MBA from the University of Pennsylvania.
      Michael H. Heath has been a Director since March 1989 and since 1991 has been the President of Convention Guides, a publisher of city guidebooks. He served as President of Online Resources Corporation from January 1995 to October 1997. Mr. Heath also served as President of MediaNews, which owned the Denver Post and the Houston Post, and held several senior management positions with Chemical Bank. Mr. Heath received a BA from Williams College and a MBA from Harvard University.
      Ervin R. Shames has been a Director since January 2000 and is currently a visiting lecturer in consumer marketing at the University of Virginia’s Darden School of Business. From 1993 to 1995, Mr. Shames served as President and Chief Executive Officer of Borden, Inc., a consumer marketing company. Previously, he served as President of both General Foods USA and Kraft USA. He also served as Chairman, President and Chief Executive Officer of Stride Rite Corporation. Mr. Shames is currently serving on the boards of directors of Select Comfort Corporation and Choice Hotels. Mr. Shames holds a BS/ BA from the University of Florida and a MBA from Harvard University.
      Joseph J. Spalluto has been a Director since May 1995 and since 1981 has been a Managing Director of corporate finance for Keefe Bruyette & Woods, Inc., an investment banking firm specializing in the financial services industry. Mr. Spalluto received a BA from Amherst College and a JD from the University of Connecticut School of Law.
      William H. Washecka has been a Director since February 2004 and since November 2004 has served as Chief Financial Officer of Prestwick Pharmaceuticals, which specializes in therapies for central nervous system disorders. From 2001 until 2002, Mr. Washecka served as Chief Financial Officer for USinternetworking, Inc., an enterprise and e-commerce software service provider. Previously, Mr. Washecka was a partner with Ernst & Young LLP, which he joined in 1972. Mr. Washecka serves on the boards of directors of Visual Networks, Inc. and Audible, Inc. He has a BS in accounting from Bernard Baruch College of New York and completed the Kellogg Executive Management Program. Mr. Washecka is a certified public accountant.
      Barry D. Wessler has been a Director since May 2000 and since 1995 has been a computer and communications consultant. Previously, Dr. Wessler co-founded GTE Telenet, an early packet switch service company (now Sprint Data). He also served as President of Plexsys International, a cellular telephone infrastructure manufacturer, and NetExpress, an international facsimile network company. In the 1960’s, while at the Advanced Research Projects Agency, Dr. Wessler directed research for ARPANet, the forerunner of the Internet. Dr. Wessler has a BSEE and MSEE from MIT and a Ph.D. in Computer Science from the University of Utah.
      Our Board of Directors has determined that all of its members, with the exception of Matthew P. Lawlor, are independent under the current independence standards promulgated by the Securities and Exchange Commission and by the Nasdaq Stock Market.
Committees of the Board of Directors and Meetings
      Meeting Attendance. During the fiscal year ended December 31, 2005 there were seven meetings of our Board of Directors, and the various committees of the Board met a total of twenty-six times. No Director attended fewer than 75% of the total number of meetings of the Board and of committees of the Board on which he or she served during 2005.

      Management Development and Compensation Committee. Our Management Development and Compensation (“MD&C”) Committee met six times during fiscal 2005. During fiscal 2005 the Committee had three members, Ervin R. Shames (Chairman), Stephen S. Cole and Edward E. Furash. Our MD&C Committee oversees the compensation and organizational matters of the Company. Specifically, the Committee reviews and approves management compensation policies, including target compensation levels for management that are based on industry benchmarks, design of the our annual bonus program and establishment of the program’s goals and design of our long-term, equity-based incentive program. The Committee focuses, in particular, on the Chief Executive Officer (“CEO”) and the CEO’s direct reports. The Committee reviews and recommends goals for the CEO to the Board of Directors and evaluates the CEO together with the Board of Directors. In consultation with outside compensation experts, the Committee also designs and recommends to the Board of Directors the compensation policies for Directors. In overseeing the our management development policies and practices, the Committee consults with the CEO on succession plans and more broadly assesses the development and contingency plans for senior management staff. Our Board of Directors has adopted a charter for the Committee, which is available at www.orcc.com. Please also see the report of the MD&C Committee set forth elsewhere in this proxy statement.
      Corporate Governance Committee. Our Corporate Governance Committee met five times during fiscal 2005. During fiscal 2005 the Committee had three members, Edward E. Furash (Chairman), Stephen S. Cole and Ervin R. Shames. The Committee evaluates the Board’s and its Committees’ current composition, organization and governance processes. It also identifies and recommends qualified candidates for Director consideration and election by stockholders. The Committee conducts an annual assessment of the Board. Together with outside updates on industry best practices, legal developments and new securities regulations, the Committee recommends changes and adoption of new processes. The Committee also oversees the development and implementation of a Code of Business Conduct and Ethics for all Directors, executive officers and employees of the Company and develops and recommends to the Board corporate governance guidelines applicable to the Company. The Chairman of the Corporate Governance Committee also serves as lead Director in confidential sessions held by the Board without any member of management present. These confidential sessions are typically held five times per year, as part of the Company’s regularly scheduled Board meeting. For a description of the process used by the Committee in evaluating and recommending Director nominees, see “Nomination Process” below. Our Board of Directors has adopted a charter for the Committee, which is available at www.orcc.com.
      Audit Committee. Our Audit Committee met ten times during fiscal 2005. During fiscal 2005 the Committee had three members, Michael H. Heath (Chairman), William H. Washecka and Barry D. Wessler. A more detailed description of the functions of the Audit Committee are described under “Report of the Audit Committee” set forth elsewhere in this proxy statement. Generally, the Committee oversees the accounting policies and financial statements of the Company. The Committee also oversees systems integrity and security procedures and supervises our internal audit function. The Audit Committee is governed by a written charter approved by the Board of Directors, which is available at www.orcc.com. The Board has determined that all members of the Audit Committee satisfy the current independence standards promulgated by the Securities and Exchange Commission and by the Nasdaq Stock Market. The Board has determined that William H. Washecka is an “audit committee financial expert,” as the Securities and Exchange Commission has defined that term in Item 401 of Regulation S-K.
      Corporate Finance Committee. Our Corporate Finance Committee met five times during fiscal 2005. During fiscal 2005 the committee had three members, Joseph J. Spalluto (Chairman), Edward E. Furash and Ervin R. Shames. Our Corporate Finance Committee consults with and advises management and the Board of Directors on merger and acquisition opportunities and related financing. The Committee oversees the post-transaction integration and eventual evaluation of any acquisitions, including the strategic rationale for the acquisition and a comparison of actual financial results to original forecasts for the acquisitions. The Committee further consults and advises the Company on capital formation policies and implementation. As part of this function, it oversees our treasury and investment management policies, including management of float associated with bill payment operations. The Committee also reviews long-term financial projections and stockholder valuation, and it reviews and recommends capital hurdle rates and our annual capital budget. Our Board has adopted a charter for the Committee, which is available at www.orcc.com.
Nomination Process
      Our Corporate Governance Committee recommends candidates for nomination by the Board for election as directors. The Nominating Committee may consider candidates recommended by stockholders as well as from other sources such as other directors or officers, third party search firms or other appropriate sources. In evaluating and determining whether to nominate a candidate for a position on our Board, the Committee will consider the criteria outlined in our corporate governance policy, which include high professional ethics and values, relevant management experience and a commitment to enhancing stockholder value. In evaluating candidates for nomination, the Committee utilizes a variety of methods. In general, persons recommended by stockholders will be considered on the same basis as candidates from other sources. If a stockholder wishes to nominate a candidate to be considered for election as a Director at the 2006 Annual Meeting of Stockholders using the procedures set forth in our by-laws, it must follow the procedures described in “Stockholder Proposals and Nominations For Director.” If a stockholder wishes simply to propose a candidate for consideration as a nominee by the Nominating Committee, it should submit a recommendation to our Secretary at the address set forth on the first page of this proxy statement, indicating the nominee’s qualifications and other relevant biographical information and providing confirmation of the nominee’s consent to serve as a Director.
Stockholder Communications with the Board
      Generally, stockholders who have questions or concerns should contact Beth Halloran at (703) 653-2248; however, any stockholders who wish to address questions regarding our business directly with the Board of Directors, including the non-management directors, should direct his or her questions to the Online Resources Corporation Board of Directors, c/o Corporate Secretary, Online Resources Corporation, 4795 Meadow Wood Lane, Suite 300, Chantilly, Virginia 20151. The Corporate Secretary has the authority to disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications. If deemed an appropriate communication, the Corporate Secretary will submit your correspondence to the Chairman of the Board or to any specific director to whom the correspondence is directed.
Compensation of Directors
      Each non-employee Director receives annually (i) a fee of $19,000, (ii) an additional fee of $2,500 for each Board Committee on which he or she serves as the Chairperson, (iii) an additional fee of $1,250 if he or she serves on the Audit Committee, (iv) an option to purchase shares of common stock with a fair market value of $19,000 (with an exercise price at the fair market value of the common stock at the time of grant), (v) an additional option to purchase shares of common stock with a fair market value of $2,500 for each Board Committee on which he serves as the Chairperson, and (vi) an additional option to purchase shares of common stock with a fair market value of $1,250 if he or she serves on the Audit Committee. The cash fees are paid in quarterly installments. The stock options are granted at the time of the annual meeting and vest over the course of one year. We reimburse Directors for expenses they incur in connection with attending

Board and Committee meetings. The employee Director does not receive any compensation for his participation in Board or Committee meetings. For more information, please see the table below:

		Fees Earned			Non-Stock
		or Paid	Stock	Option	Incentive Plan	All Other
Name	Total	in Cash	Awards	Awards(1)	Compensation	Compensation

Stephen S. Cole(2)	$38,000	$19,000	$—	$19,000	$—	$—
Edward E. Furash(3)	$43,000	$21,500	$—	$21,500	$—	$—
Michael H. Heath(4)	$45,500	$22,750	$—	$22,750	$—	$—
Ervin R. Shames(3)	$43,000	$21,500	$—	$21,500	$—	$—
Joseph J. Spalluto(3)	$43,000	$21,500	$—	$21,500	$—	$—
William H. Washecka(5)	$40,500	$20,250	$—	$20,250	$—	$—
Barry D. Wessler(5)	$40,500	$20,250	$—	$20,250	$—	$—

(1)	Option awards vest quarterly over a one year period and expire ten years from the date of grant.

(2)	Attends Board and Committee meetings.

(3)	Attends Board and Committee meetings and serves as a Committee Chairperson.

(4)	Attends Board and Committee meetings, including the Audit Committee meeting, and serves as a Committee Chairperson.

(5)	Attends Board and Committee meetings, including the Audit Committee meeting.
Executive Officers Who Are Not Directors
      The following table sets forth certain information regarding our executive officers who are not also members of the Board of Directors. All of our executive officers are at-will employees.

Name	Age	Position

Raymond T. Crosier	51	President and Chief Operating Officer
Catherine A. Graham	45	Executive Vice President, Chief Financial Officer and Secretary
      Raymond T. Crosier joined Online Resources Corporation in January 1996 and initially served as our Senior Vice President of Client Services. In January 2001 he was elected as our President and Chief Operating Officer. He is responsible for managing our day-to-day operations. He has 24 years of experience with the financial services industry. Before joining us, he served as Vice President of Sales and Customer Service for TeleCheck International, a check verification and guarantee firm, from 1990 to 1996. TeleCheck was a subsidiary of First Financial Management Corp., which later merged with First Data Corporation. He served in a variety of other management positions at TeleCheck, including its national account division from 1989 to 1990 and its regional marketing divisions from 1977 to 1989. Mr. Crosier received a BA in Psychology from the University of Virginia.
      Catherine A. Graham joined Online Resources Corporation in March 2002 and currently serves as Executive Vice President, Chief Financial Officer and Secretary. She is responsible for general financial management with particular attention paid to broadening the investor base and exploring strategic business opportunities. She has 20 years of professional experience in financial disciplines, including technology, restaurant and banking companies. Ms. Graham most recently served as Chief Financial Officer of VIA NET.WORKS, Inc., a publicly-held Internet service provider serving the international ISP markets with subsidiaries in multiple countries. From 1996 to 1998, she served as Vice President of Finance and Investor Relations Officer for Yurie Systems. Prior to her position with Yurie Systems, she served as Chief Financial Officer for Davco Restaurants, Inc., which was then the largest franchiser of Wendy’s restaurants with over 14,000 employees. Ms. Graham received a BA in Economics from the University of Maryland and a MBA from Loyola College.

EXECUTIVE COMPENSATION
Summary Compensation Table
      The following table shows information about compensation we paid or accrued during the three years ended December 31, 2005, December 31, 2004 and December 31, 2003 with respect to (1) our Chief Executive Officer, and our (2) two other executive officers who earned more than $100,000 during the year ended December 31, 2005.

				Long-Term
				Compensation

	Annual Compensation			Securities
Name and Principal Position				Underlying	All Other
(at December 31, 2005)	Year	Salary	Bonus(1)	Options	Compensation

Matthew P. Lawlor	2005	$260,800	$138,320	10,126	—
Chief Executive Officer and	2004	$234,571	$116,420	9,300	—
Chairman of the Board	2003	$209,839	$101,278	26,750	—
Raymond T. Crosier	2005	$216,426	$102,410	7,498	—
President and Chief Operating Officer	2004	$201,436	$101,929	8,000	—
	2003	$193,639	$89,363	23,250	—
Catherine A. Graham(2)	2005	$194,055	$95,000	6,955	—
Executive Vice President, Chief	2004	$188,189	$92,936	6,000	—
Financial Officer and Secretary	2003	$182,464	$80,427	6,000	—

(1)	Half of the bonus was paid in cash, and the other half was paid in stock options.
Option Grants in Our Last Fiscal Year
      The following table shows grants of stock options that we made during the year ended December 31, 2005 to each of the executive officers named in the Summary Compensation Table.

	Individual Grants				Potential Realizable
					Value at Assumed
	Number of	% of Total			Annual Rates of Stock
	Securities	Options	Exercise		Price Appreciation for
	Underlying	Granted to	of Base		Option Term(2)
	Options	Employees in	Price	Expiration
Name	Granted(1)	Fiscal Year	($/Share)	Date(3)	5%	10%

Matthew P. Lawlor	10,126	2.0%	$11.05	12/30/2015	$70,368	$178,328
Raymond T. Crosier	7,498	1.4%	$11.05	12/30/2015	$52,106	$132,046
Catherine A. Graham	6,955	1.3%	$11.05	12/30/2015	$48,332	$122,483

(1)	The options were granted pursuant to our 1999 Stock Option Plan.

(2)	In accordance with the rules of the SEC, we show in these columns the potential realizable value over the term of the option (the period from the grant date to the expiration date). We calculate this assuming that the fair market value of our common stock on the date of grant appreciates at the indicated annual rate, 5% and 10% compounded annually, for the entire term of the option and that the option is exercised and the shares sold thereunder on the last day of its term for the appreciated stock price. These amounts are based on assumed rates of appreciation and do not represent an estimate of our future stock price. Actual gains, if any, on stock option exercises will depend on the future performance of our common stock, the optionholder’s continued employment with us through the option exercise period, and the date on which the option is exercised.

(3)	Stock options vest immediately upon grant.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
      The following table shows information regarding exercises of options to purchase our common stock by each executive officer named in the Summary Compensation Table during the fiscal year ended December 31, 2005. The table also shows the aggregate value of options held by each executive officer named in the Summary Compensation Table as of December 31, 2005. The value of the unexercised in-the-money options at fiscal year end is based on a value of $11.05 per share, the closing price of our common stock listed on the NASDAQ National Market System on December 30, 2005 (the last trading day of our fiscal year), less the per share exercise price.

			Number of Securities		Value of the Unexercised
	Shares		Underlying Unexercised		In-The-Money Options
	Acquired		Options at Fiscal Year-End		at Fiscal Year-End
	on	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Matthew P. Lawlor	28,381	$40,214	447,611	78,673	$2,480,937	$608,982
Raymond T. Crosier	31,460	$54,576	333,130	59,862	$1,962,112	$459,731
Catherine A. Graham	—	$—	107,466	59,891	$738,611	$470,144
Equity Compensation Plan Information
      The following table sets forth the aggregate information of the Company’s equity compensation plans in effect as of December 31, 2005.

			Number of Securities
			Remaining Available
			for Future Issuance
	Number of Securities		Under Equity
	to be Issued Upon	Weighted-Average	Compensation Plans
	Exercise of	Exercise Price of	(Excluding
	Outstanding	Outstanding	Securities Reflected
Plan Category	Options(a)	Options(b)	in Column (a))(c)

Equity compensation plans approved by security holders(1)	1,832,536	$8.16	1,700,000
Equity compensation plans not approved by security holders(2)	2,957,330	$4.72	45,977

	4,789,866	$6.03	1,745,977

(1)	Includes 300,630 shares under the Company’s 1989 plan, 1,531,906 shares under the Company’s 1999 plan and 1,700,000 shares under the Company’s 2005 plan.

(2)	Issued under the Company’s 1999 plan.
Change-in-Control Arrangements
      Under our 2005 Restricted Stock and Option Plan, the grants to all employees who were employed for at least two years prior to a change of control vest upon a change of control. For all other employees, their grants under this plan shall vest upon the one year anniversary of the change of control or as to any of such employees whose employment is terminated prior to such anniversary, upon the date of termination.

Performance Graph
      The following graph compares the annual percentage change in our cumulative total stockholder return on our common stock during a period commencing on December 31, 2000 and ending on December 31, 2005 (as measured by dividing (i) the sum of (A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (B) the difference between our share price at the end and the beginning of the measurement period; by (B) our share price at the beginning of the measurement period) with the cumulative total return of the Nasdaq Stock Market and the Interactive Week Internet Index (IIX) during such period. We have not paid any dividends on our common stock, and we do not include dividends in the representation of our performance. The stock price performance on the graph below does not necessarily indicate future price performance.
Comparison of Cumulative Total Return Among the Company,
Nasdaq Stock Market and Interactive Internet Week Index

	Fiscal Year Ended December 31,

	2000	2001	2002	2003	2004	2005

Online Resources Corporation, Common Stock	$100	$115	$140	$328	$377	$553

Interactive Week Internet Index (IIX)	$100	$52	$30	$51	$62	$63

Nasdaq Stock Exchange Composite Index	$100	$79	$54	$81	$88	$89

REPORT OF MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE
ON EXECUTIVE COMPENSATION
      This report is submitted by the Management Development and Compensation Committee (the “Committee”), which is responsible for overseeing the compensation and organizational matters of the Company. The Committee is composed of Ervin R. Shames (Chairman), Edward E. Furash and Stephen S. Cole, none of who is an employee of the Company. This report addresses the compensation policies for 2005 as they affected Matthew P. Lawlor, in his capacity as Chairman and Chief Executive Officer, and the Company’s other executive officers.
      The Committee reviews and approves management compensation policies, including target compensation levels for management that are based on industry benchmarks, design of the Company’s annual bonus program and establishment of the program’s goals and design of the Company’s long-term, equity-based incentive program. The Committee focuses, in particular, on the Chief Executive Officer and the Chief Executive Officer’s direct reports. The Committee reviews and recommends goals for the Chief Executive Officer to the Board of Directors and evaluates the Chief Executive Officer together with the Board of Directors. In consultation with outside compensation experts, the Committee also designs and recommends to the Board of Directors the compensation policies for Directors. In overseeing the Company’s management development policies and practices, the Committee consults with the Chief Executive Officer on succession plans and more broadly assesses the development and contingency plans for senior management staff.
      Compensation Objectives. The Committee considers the following objectives in setting base salary and benefits and some of the following objectives in determining bonuses and long-term incentives for executives:

•	establishing base salaries at a competitive average within the e-financial services industry, which is targeted at the mid-point (50th percentile) of current market job classifications;

•	rewarding the achievement of the Company’s annual and long-term strategic goals at a level higher than average for the e-financial services industry;

•	retaining and attracting executive officers by offering competitive compensation and benefits at a competitive level with other executives in the e-financial services industry; and

•	providing motivation for the executive officers to enhance stockholder value by linking a portion of the compensation package to the performance of the Company’s common stock.
      Executive Compensation Program Components. The three principal components of executive compensation are annual base salary, annual incentive bonuses, and long-term incentive compensation under our 2005 Restricted Stock and Option Plan. Each of these components is discussed as follows:
      Annual Base Salary. The Committee’s recommendations regarding the annual base salary of the Company’s executive officers, including the compensation of the Chief Executive Officer, are based on a number of factors, including each executive officers’ experience and qualifications, the potential impact of the individual on the Company’s performance, the level of skill and responsibilities and the other factors described above. Base salaries are reviewed annually, and the Committee seeks to set executive officer base salaries at competitive levels in relation to the companies with which the Company competes for executives. Average base salaries for the executive officers increased 7% in 2005.
      Annual Incentive Bonuses. The Company’s annual incentive bonus program is designed to provide a direct financial incentive to the Company’s executive officers, including the Chief Executive Officer, as well as other key employees, for achievement of specific performance goals. During the year ending 2005, the incentive bonus program was comprised of cash and stock options. Consistent with the Company’s executive and key employee incentive program, at the beginning of each fiscal year, the Committee determines:

•	The employees by grade level that are eligible to participate in the plan for the year;

•	The annual corporate performance goals for the year; and

•	For each eligible employee, the target bonus level as a percentage of base compensation.

      In 2005, the Committee established incentive bonus compensation for executive officers and other key employees based on the Company’s targeted revenues, operating earnings and service quality index. The average bonus earned under the program in 2005 by the three executive officers was 50% of their base salaries. The average maximum targeted bonus that could have been earned under the program by the three executive officers was 90% of their base salaries. Half of the executives’ incentive bonuses in 2005 were paid in cash, and half were paid in stock options. The stock options were 100% vested at the time of grant and expire ten years after the date they were granted.
      Long-Term Incentive Compensation. The Committee believes that stock ownership is a significant incentive in aligning the interests of the executives and the stockholders. Through 2005, executives and other employees were granted stock options at hiring, vested over four years, with additional options granted at the discretion of the Board of Directors.
      In 2005, after receiving shareholder approval for a new Long-Term Incentive Plan, the Committee designed and approved an incentive program that provided for equity-based awards each year starting in 2006. Based on benchmarks for comparable companies, the Company’s executives and other key employees were granted a package of equity-based incentives consisting of one or more of 1) performance-based restricted stock, 2) time-based restricted stock, and 3) stock options. Performance-based restricted stock is linked to three-year operating earnings and revenue growth performance. The proportion of performance-based compensation tied to the Company’s three-year financial goals is linked to the executive’s seniority and degree to which the executive can impact the Company’s performance.
      Chief Executive Officer. Matthew P. Lawlor has been Chairman and Chief Executive Officer of the Company since March 1989. The Committee agreed that Mr. Lawlor continues to provide exceptional leadership to Online Resources Corporation as it continues to emerge as a profitable company with high revenue and earnings growth.
      In 2005, the Company achieved record revenues of $60.5 million, a 43% increase over 2004. Net income per share rose 75% to $0.35, excluding the one-time $0.53 impact of the release of $36 million of the Company’s tax valuation allowance. Reported earnings per share were a record $0.88 for the year, increasing 340%. The Company also completed a follow-on offering in April 2005, raising $40 million in cash and further strengthening the Company’s balance sheet, and made its second acquisition, Integrated Data Systems, Inc., expanding the Company’s breadth of offerings to the e-financial services industry.
      In reviewing Mr. Lawlor’s performance in 2005, the Committee determined he and the Online Resources’ management team he leads delivered outstanding financial results, made integral strategic decisions and provided exceptional service to the Company’s clients and its clients’ end-users. Mr. Lawlor continued to aggressively drive the adoption of the Company’s core banking and billpay services, while looking to the future with the development of the Company’s card and e-commerce services. His ability to move the Company forward with strategic decision-making, while not losing sight of the Company’s core businesses, has resulted in enhanced stockholder value. Finally, Mr. Lawlor’s sustained focus on the development of current and future management talent at Online Resources Corporation continues to be a key factor in maintaining and growing the Company’s performance.
      As a result of his performance, the Committee awarded Mr. Lawlor a bonus of $138,320, of which 50% was paid in cash and 50% was paid in stock options. In August 2005, the Committee also increased Mr. Lawlor’s base salary to a level of $285,000 per year, resulting in a total base salary of $260,800 for the 2005 year. In addition, consistent with its new Long-Term Incentive Plan, on January 1, 2006 the Committee granted Mr. Lawlor $371,000 of value in equity-based incentives, consisting of 13,430 shares of performance-based restricted stock, 10,073 shares of time-based restricted stock and 15,903 optioned shares exercisable at $11.05 per share, the closing price of the Company’s stock on the last trading day of 2005.
      The components of Mr. Lawlor’s compensation for the 2005 year are summarized below. This compensation does not include Long-Term Incentives granted to Mr. Lawlor in 2006.

Components of 2005 Compensation, Benefits and Perquisites
Matthew P. Lawlor

Amount

Cash Compensation
Base Salary	$260,800
Annual Bonus	$69,160
Equity-Based Compensation(1)
Stock Options	$69,160
Shares Underlying Options — 10,190 Vested — 10,190 Unvested — 0
Average Exercise Price — $11.05

Total Compensation	$399,120

(1)	For a description of the material terms of the stock option award, see Summary Compensation Table and Option Grants in Last Fiscal Year table of this report.
      Mr. Lawlor does not have an employment agreement with the Company.
      The goal of our compensation structure is to be certain that all executives are compensated consistent with the above guidelines and to assure that all reasonable and possible efforts are being exerted to maximize stockholder value. In 2005, the Management Development and Compensation Committee met six times to review executive compensation levels to ensure this result.

Members of the Online Resources Corporation
Management Development and Compensation
Committee

Ervin R. Shames (Chairman)
Edward E. Furash
Stephen S. Cole

REPORT OF AUDIT COMMITTEE
      The Audit Committee of the Board of Directors, which consists entirely of directors who meet the independence and experience requirements of the Nasdaq Stock Market, has furnished the following report:
      The Audit Committee assists the Board in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements, systems integrity and security procedures and the quality of internal and external audit processes. The Committee’s role and responsibilities are set forth in its charter adopted by the Board. The Committee reviews and reassesses its charter annually and recommends any changes to the Board for approval. The Audit Committee is responsible for overseeing the Company’s overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of Ernst & Young LLP. In fulfilling its responsibilities for the financial statements for 2005, the Audit Committee took the following actions:

•	Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2005 with management and Ernst & Young LLP, the Company’s independent auditors;

•	Discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit; and

•	Received written disclosures and the letter from Ernst & Young LLP regarding its independence as required by Independence Standards Board Standard No. 1. The Audit Committee further discussed with Ernst & Young LLP their independence. The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.
      Based on the Audit Committee’s review of the audited financial statements and discussions with management and Ernst & Young LLP, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2005 for filing with the SEC.

Members of the Online Resources Corporation
Audit Committee

Michael H. Heath (Chairman)
William H. Washecka
Barry D. Wessler

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Our records reflect that all reports which were required to be filed pursuant to Section 16(a) of the Securities Exchange Act were filed on a timely basis, with the exception of the 2005 Form 5 for all Directors and executive officers.

ELECTION OF DIRECTORS
(Notice Item 1)
      The Board of Directors currently consists of eight members, classified into three classes as follows: Michael H. Heath and Edward E. Furash constitute a class with a term ending in 2006 (the “Class II Directors”); Matthew P. Lawlor, Ervin R. Shames, and Barry D. Wessler constitute a class with a term ending in 2007 (the “Class III Directors”); and William H. Washecka, Stephen S. Cole and Joseph J. Spalluto constitute a class with a term ending in 2008 (the “Class I Directors”). At each annual meeting of our stockholders, Directors are elected for a full term of three years to succeed those Directors whose terms are expiring.
      On March 1, 2006, The Board of Directors has voted to nominate Michael H. Heath and Edward E. Furash for election at the annual meeting for a term of three years to serve until our annual meeting of stockholders to be held in 2009, and until their respective successors are elected and qualified. Please note that the mandatory retirement age for the Board of Directors is 72. Mr. Furash will reach this age and retire during his elected term. Upon his retirement, the Board will nominate and elect a new Director to serve the remainder of his term, until the 2009 annual meeting of stockholders. The Class I Directors (William H. Washecka, Stephen S. Cole and Joseph J. Spalluto) and the Class III Directors (Matthew P. Lawlor, Ervin R. Shames and Barry D. Wessler) will serve until our annual meetings of stockholders to be held in 2007 and 2008, respectively, and until their respective successors are elected and qualified.
      Unless authority to vote for any of these nominees is withheld, the shares represented by the enclosed proxy card will be voted FOR the election of Michael H. Heath and Edward E. Furash as members of the Board of Directors. In the event that the nominees become unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board of Directors may recommend in the nominee’s place. We have no reason to believe that any nominee will be unable or unwilling to serve as a Director.
      A plurality of the votes of the shares present in person or represented by proxy at the annual meeting is required to elect each nominee as a Director.
      THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF MICHAEL H. HEATH AND EDWARD E. FURASH AS MEMBERS OF OUR BOARD OF DIRECTORS UNDER PROPOSAL 1 ON THE PROXY CARD, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
(Notice Item 2)
      The Audit Committee has appointed Ernst & Young LLP, independent registered public accountants, to audit our financial statements for the fiscal year ending December 31, 2006. The Board proposes that the stockholders ratify this appointment. Ernst & Young LLP audited our financial statements for the fiscal year ended December 31, 2005. We expect that representatives of Ernst & Young LLP will be present at the meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.
      The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of the Company’s annual financial statements for the years ended December 31, 2005 and 2004, and fees billed for other services rendered by Ernst & Young LLP during those periods.

	2005	2004

Audit fees(1)	$832,910	$659,000
Audit related fees(2)	118,000	114,000
Tax fees	—	—
All other fees	—	—

Total	$950,910	$773,000

(1)	Audit fees consisted of audit work performed in the preparation of financial statements, as well as work generally only the independent auditor can reasonably be expected to provide, such as reviews of our quarterly reports on Form 10-Q, compliance with Section 404 of the Sarbanes-Oxley Act of 2002 and research to comply with generally accepted accounting principles.

(2)	Audit related fees consisted principally of information system audits.
      The percentage of services set forth above in the categories [audit related fees, tax fees, and all other fees], that were approved by the Audit Committee pursuant to Rule 2-01(c)(7)(i)(C) (relating to the approval of a de minimis amount of non-audit services after the fact but before completion of the audit), was 100%.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-audit Services of Independent Auditors
      Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditor. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor.
      Prior to engagement of the independent auditor for the next year’s audit, management will submit an aggregate of services expected to be rendered during that year for each of four categories of services to the Audit Committee for approval.

1.	Audit services include audit work performed in the preparation of financial statements, as well as work that generally only the independent auditor can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

2.	Audit-Related services are for assurance and related services that are traditionally performed by the independent auditor, including due diligence related to employee benefit plan audits and special procedures required to meet certain regulatory requirements.

3.	Tax services include all services performed by the independent auditor’s tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.

4.	Other Fees are those associated with services not captured in the other categories. The Company generally does not request such services from the independent auditor.
      Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires the independent auditor and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditor.
      Although shareholder ratification is not required, the selection of Ernst & Young LLP is being submitted for ratification at the annual meeting with a view towards soliciting the shareholders’ opinions, which the Audit Committee will take into consideration in future deliberations. If Ernst & Young LLP’s selection is not ratified at the annual meeting, the Audit Committee will consider the engagement of other independent accountants. The Audit Committee may terminate Ernst & Young LLP’s engagement as the Company’s independent accountants and engage other independent accountants without the approval of the Company’s shareholders whenever the Audit Committee deems appropriate.
      The affirmative vote of a majority of the shares present or represented and entitled to vote at the annual is required to ratify the appointment of the independent public accountants.
      THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS UNDER PROPOSAL 2 ON THE PROXY CARD, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH RATIFICATION UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

CODE OF CONDUCT AND ETHICS
      The Company has adopted a code of conduct and ethics that applies to all of its Directors, officers (including its Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Controller and any person performing similar functions) and employees. The Company has made the code of conduct and ethics available on its website at www.orcc.com. Disclosure regarding any amendments to, or waivers from, provisions of the code of conduct and ethics that apply to our directors, principal executive and financial officers will be included in a Current Report on Form 8-K within five business days following the date of the amendment or waiver, unless website posting of such amendments or waivers is then permitted by the rules of the Nasdaq Stock Market.
OTHER MATTERS
      The Board of Directors knows of no other business which will be presented to the annual meeting. If any other business is properly brought before the annual meeting, proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.
STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTORS
      To be considered for inclusion in our proxy statement and form of proxy relating to the annual meeting of stockholders to be held in 2007, a stockholder proposal must be received by the Secretary at our principal executive offices not later than December 4, 2006. Any such proposal will be subject to rules and regulations under the Securities Exchange Act of 1934, as amended.
      Our bylaws provide an advance notice procedure for a stockholder to properly bring a proposal before an annual meeting. The stockholder must give timely written notice to the Secretary. To be timely, a stockholder notice of the proposal must be delivered or mailed to and received at our principal executive office not less than ninety (90) days prior to the date of such annual meeting; provided, however, that in the event that less than one hundred (100) days notice or prior public disclosure of the date of the meeting is given or made to stockholders, to be timely, notice of the proposal by the stockholder must be received not later than the close of business on the tenth day following the date on which notice to stockholders of such annual meeting date was mailed or such public disclosure was made. Proposals received after such date will not be voted on at such annual meeting. If a proposal is received before that date, the proxies that management solicits for such annual meeting may still exercise discretionary voting authority on the stockholder proposal under circumstances consistent with the proxy rules of the Securities and Exchange Commission. The notice of a proposal by a stockholder must include the stockholder’s name and address, as the same that appears in our record of stockholders, a brief description of the proposal, the reason for the proposal, the number of shares of common stock that are beneficially owned by the proposing stockholder and any material interest of such stockholder in the proposed business. All stockholder proposals should be marked for the attention of: Secretary, Online Resources Corporation, 4795 Meadow Wood Lane, Suite 300, Chantilly, VA 20151.
Chantilly, Virginia
April 3, 2006
      OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2005 (OTHER THAN EXHIBITS THERETO) FILED WITH THE SEC, WHICH PROVIDES ADDITIONAL INFORMATION ABOUT US, IS AVAILABLE ON THE INTERNET AT WWW.ORCC.COM AND IS AVAILABLE IN PAPER FORM TO BENEFICIAL OWNERS OF OUR COMMON STOCK WITHOUT CHARGE UPON WRITTEN REQUEST TO CATHERINE A. GRAHAM, EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND SECRETARY, ONLINE RESOURCES CORPORATION, 4795 MEADOW WOOD LANE, SUITE 300, CHANTILLY, VA 20151, ATTN: INVESTOR RELATIONS.

PROXY CARD
ONLINE RESOURCES CORPORATION
4795 MEADOW WOOD LANE, SUITE 300
CHANTILLY, VIRGINIA 20151
PROXY FOR
ANNUAL MEETING OF STOCKHOLDERS
MAY 4, 2006
2:00 P.M. EASTERN DAYLIGHT TIME
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement dated April 3, 2006 in connection with the Annual Meeting of Stockholders to be held on Thursday, May 4, 2006, at 2:00 P.M. Eastern Daylight Time, at the Harvard Club of New York, 27 West 44th Street, New York, NY 10036, and hereby appoints Matthew P. Lawlor and Catherine A. Graham, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the common stock of Online Resources Corporation that are registered in the name provided in this Proxy and that the undersigned is entitled to vote at the 2006 Annual Meeting of Stockholders, and at any adjournments of the meeting, with all the powers that undersigned would have if personally present at the meeting. Without limiting the general authorization given by this Proxy, the proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in this Proxy.
THIS PROXY WHEN EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO
DIRECTION IS MADE THIS PROXY WILL BE VOTED FOR PROPOSAL 1 (THE
ELECTION OF DIRECTORS) AND FOR PROPOSAL 4 (RATIFICATION OF SELECTION OF
INDEPENDENT PUBLIC ACCOUNTANTS).
IN THEIR DISCRETION THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OF THE MEETING, INCLUDING WHETHER OR NOT TO ADJOURN THE MEETING. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.
(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

— FOLD AND DETACH HERE —

If you wish to vote in accordance with the Board of Directors’ recommendations, just sign on the reverse side. You need not mark any boxes. If you do mark boxes, please mark the boxes as in this example: ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE
LISTED NOMINEES AND “FOR” THE PROPOSAL.
1. ELECTION OF DIRECTORS (or if the nominee is not available for election, such substitute as the Board of Directors may designate):
     Proposal to elect Michael H. Heath and Edward E. Furash each as a Director of the Company.

Michael H. Heath	☐ FOR	☐ WITHHOLD VOTE
Edward E. Furash	☐ FOR	☐ WITHHOLD VOTE
2. Proposal to ratify the appointment of Ernst & Young LLP as the company’s independent registered public accountants for the Company’s year ending December 31, 2006.

☐ FOR	☐ AGAINST	☐ ABSTAIN
☐ By checking this box, I/we consent to future access and delivery of Annual Reports and Proxy Statement electronically via the Internet. I/We understand that the Company may no longer distribute printed materials to me/us for any future stockholder meetings until this consent that I/we have given is revoked. I/we understand that I/we may revoke this consent to electronic access and delivery at any time.
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature:	Date

Signature:	Date

PLEASE CAST YOUR VOTE AS SOON AS POSSIBLE!
YOUR VOTE IS IMPORTANT!